Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-1 and to the inclusion therein of our report, dated March 8, 2016, relating to the consolidated financial statements of Sun BioPharma, Inc. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ Cherry Bekaert

Tampa, Florida

September 16, 2016